Exhibit 5.1

February 28, 2019

RELX Capital Inc.
RELX PLC
Post-Effective Amendment No. 1 to
Form F-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to RELX Capital Inc., a Delaware corporation (the “Issuer”) and RELX PLC, a public limited company incorporated in England and Wales (the “Guarantor”), in connection with the preparation and filing by the Issuer and the Guarantor with the Securities and Exchange Commission (the “Commission”) of a post-effective amendment to the Registration Statement on Form F-3 (Registration Number 333‑224608) filed on May 2, 2018 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of debt securities of the Issuer in one or more series (the “Debt Securities”) and guarantees of the Debt Securities by the Guarantor (the “Guarantees”).  The Debt Securities will be issued under an indenture, dated as of May 9, 1995, as amended and supplemented (the “Indenture”), among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”), principal paying agent and securities registrar.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and the Indenture.

In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies.  We have also assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1.            When the Debt Securities have been duly authorized by the Issuer and executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Issuer and the Guarantor upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2.            When the Guarantee has been duly authorized and issued by the Guarantor and the Debt Securities underlying such Guarantee have been executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Issuer and the Guarantor upon payment of the consideration therefor provided for therein, each Guarantee will constitute the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.  In particular, we do not purport to pass on any matter governed by the laws of England and Wales.  For purposes of our opinion, we have assumed that (i) the Guarantor has been duly incorporated and is a validly existing company under the laws of England and Wales and (ii) the Indenture and the Guarantees have been or will be duly authorized, executed and delivered by the Guarantor insofar as the laws of England and Wales are concerned. With respect to all matters of English law, we note that you are being provided with the opinion, dated the date hereof, of Freshfields Bruckhaus Deringer LLP, English counsel to the Issuer and the Guarantor, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

RELX Capital Inc.
1105 North Market Street, Suite 501
Wilmington, Delaware 19801

RELX PLC
1-3 Strand
London WC2N 5JR
England

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